UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 24, 2011
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, John E. Hagale was appointed Executive Vice President of Rosetta Resources Inc. (the “Company”) and effective November 9, 2011, will become Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Hagale, age 55, most recently served as executive vice president, chief financial and chief administrative officer of The Methodist Hospital System, a nationally recognized academic health system located in Houston, Texas, from 2003 until October 2011.  Prior to joining The Methodist Hospital System, Mr. Hagale served as executive vice president and chief financial officer of Burlington Resources Inc., an independent oil and gas company located in Houston, Texas.

Mr. Hagale has not previously held any position with the Company.  There is no arrangement or understanding between Mr. Hagale and any other persons pursuant to which Mr. Hagale was selected to serve as an officer of the Company. There are no family relationships between Mr. Hagale and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hagale will receive an initial annual base salary of $300,000 and be entitled to participate in the Company’s annual incentive cash bonus program with a target annual bonus percentage of 80%.  Mr. Hagale will be a participant in the Rosetta Resources Inc. Severance Plan and the Rosetta Resources Inc. 2009 Change-in-Control Plan for Executive Officers.  Mr. Hagale will receive grants of performance share units in the amount of 6,268 units from the 2010 program and 7,642 units from the 2011 program and will receive a restricted stock grant of 13,910 shares on November 1, 2011 under the Company’s long-term incentive plan.

After November 8, 2011 Michael J. Rosinski will no longer serve as executive vice president, chief financial officer and treasurer.  Mr. Rosinski will be available to provide services to the Company during a transition period up to December 31, 2011.  At the end of the transition period, Mr. Rosinski will be compensated pursuant to his existing employment agreement as a termination for the Company’s convenience. In addition, Mr. Rosinski will be paid, at the Company’s option, cash or shares for all performance share units (PSUs) granted in 2009, for two-thirds of the PSUs granted in 2010, and for one-third of the PSUs granted in 2011, with each grant multiplied by the percentage approved by the Compensation Committee of the Board of Directors of the Company after it considers the performance against plan metrics after the end of each plan period.

Item 7.01. Regulation FD Disclosure

On October 24, 2011, the Company issued a press release announcing the appointment of John E. Hagale, Executive Vice President, Chief Financial Officer and Treasurer.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

 (a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
99.1           Press release dated October 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2011	ROSETTA RESOURCES INC.

	By:	/s/ Randy L. Limbacher

Randy L. Limbacher
Chairman of the Board, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
99.1	Press release dated October 24, 2011.